Exhibit 8(d)(1)

                            SUBCUSTODIAN AGREEMENT

     AGREEMENT dated as of January 30, 1979, between Brown Brothers Harriman & Co. (the "Custodian"), and The Bank of New York, London Office (the "Subcustodian").

                                   WITNESSETH:

     WHEREAS, the Custodian has entered into a custodian agreement with Scudder International Fund, Inc. ("Fund") dated October 29, 1976;

     WHEREAS, the Custodian desires to utilize Subcustodian for the purpose of holding cash and securities outside the United States;

     WHEREAS, the Subcustodian is a bank within the meaning of Section 2(a)(5) of the Investment Company Act of 1940 having an aggregate capital, surplus and undivided profits of not less than Two Million Dollars ($2,000,000);

     NOW, THEREFORE, the Custodian and Subcustodian hereby agree as follows:

I. The Custodian may from time to time deposit securities or cash with the Subcustodian. The Subcustodian shall not be responsible for any property of the Fund not delivered to the Subcustodian.

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II. The Subcustodian shall hold and dispose of the securities hereafter held by or deposited with the Subcustodian as follows:

     A. The Subcustodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it for the account of the Custodian as custodian for the Fund. If any securities are registered in nominee name, such nominee name shall be used solely for the Fund. All such securities are to be held or disposed of by the Subcustodian for, and subject at all times to, the instructions of the Custodian pursuant to the terms of this Agreement.

     B. Upon receipt of instructions from the Custodian, the Subcustodian shall release or deliver securities owned by the Fund only for the following purposes:

          (1) upon sale of securities for the account of the Fund against receipt of payment therefor by cash, certified or cashier's check, or bank credit;

          (2) to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable, provided that the cash is to be delivered to the Subcustodian;

          (3) for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units, for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained


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in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Subcustodian;

          (4) in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities; provided that the surrender of interim receipts or temporary securities for definitive securities may be made at any time; provided that, in any such case, the new securities are to be delivered to the Subcustodian;

          (5) in the case of tender offers or similar offers to purchase received in writing, the delivery of securities to the designated depository or other receipt agent. The Subcustodian shall have full responsibility for transmitting to the Custodian any such offers received by it. Thereafter, the Custodian, if it desires to respond to such offer, shall have full responsibility for providing the Subcustodian with all necessary instructions in timely enough fashion for the Subcustodian to act thereon prior to any expiration time for such offer;

          (6) upon receipt from the Custodian of instructions directing disposition of securities in a manner other than or for purposes other than the manners and purposes enumerated in the foregoing five items; provided, however, that disposition pursuant to this item (6) shall be made by the Subcustodian only upon receipt of instructions from the Custodian specifying


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     the amount of such securities to be delivered, the purpose for which the delivery is to be made, and the name of the person or persons to whom such delivery is to be made.

III. The Subcustodian shall hold and dispose of cash hereafter held by or deposited with the Subcustodian as follows:

     A. The Subcustodian shall open and maintain a separate account or accounts in the name of the Custodian as custodian for the Fund, subject only to draft or order by the Subcustodian acting pursuant to the terms of this Agreement. The Subcustodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it for the account of the Custodian as custodian for the Fund.

     B. Upon receipt of instructions from the Custodian, the Subcustodian shall make payments of cash for the account of the Fund from such cash only for the following purposes:

          (1) upon the purchase of securities for the account of the Fund but only against the delivery of such securities to the Subcustodian;

          (2) in connection with the subscription, conversion, exchange, tender or surrender 6f securities owned by the Fund as set forth in Paragraph IIB hereof; and

          (3) for deposit with the Custodian or with such other banking institutions as may from time to time be approved by the Fund.

IV. All instructions shall be in writing executed by the Custodian, and the Subcustodian shall not be required to act on instructions otherwise communicated; provided, however, that the Sub-


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custodian may in its discretion act on the basis of instructions received via telecommunications facilities if the Subcustodian reasonably believes such instructions to have been dispatched by the Custodian. The Subcustodian may require that instructions received via telecommunications facilities be authenticated. The Subcustodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. The Subcustodian may receive and accept a signature circular signed by a partner of the Custodian as conclusive evidence of the authority of any person to act on behalf of the Custodian, and such signature circular may be considered as in full force and effect until receipt by the Subcustodian of written notice to the contrary.

V. Unless and until the Subcustodian receives instructions from the Custodian to the contrary, the Subcustodian shall:

     A. Present for payment all coupons and other income items held by it for the account of the Custodian as custodian for the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Custodian as custodian for the Fund;

     B. Collect interest and cash dividends received, with notice the Custodian, for the account of the Custodian as custodian the Fund;

     C. Hold for the account of the Custodian as custodian for the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder.


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

VI. The Subcustodian shall execute on behalf of the Custodian, in the Fund's name, any declarations, affidavits, or certificates of ownership which may be necessary or useful from time to time for the Subcustodian to perform any or several of its obligations arising under the provisions of this Agreement.

VII. If the Subcustodian shall receive any notices or reports in respect of securities held by it hereunder, it shall promptly upon receipt thereof transmit to the Custodian by airmail, telecommunications facilities, or comparable means any such notices or reports.

VIII. The Subcustodian may, from time to time, appoint (and may at any time remove) any bank or trust company as its agent for purposes of acquiring or disposing of securities or carrying out such provisions of this Agreement as the Subcustodian may, from time to time, direct; provided that the Subcustodian shall be fully liable to the Custodian for the acts or omissions of such agents to the same extent as if the acts or omissions of the agents were the acts or omissions of the Subcustodian.

IX. On each day on which there is a cash or securities transaction over the account of the Custodian as custodian for the Fund, the Subcustodian shall dispatch to the Custodian (and to the Fund of requested) separate cash and securities advices. The Subcustodian shall furnish to the Custodian, as Custodian for the Fund, at the end of every month a statement of the cash and securities held by the Subcustodian and any agent for the Subcustodian. Such statements shall be sent by air mail, telecommunications facilities or comparable means to the Custodian within 15 days after the end of each month.


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The Subcustodian shall furnish the Custodian with such additional statements as the Custodian may reasonably request.

X. As compensation for the services rendered pursuant to this Agreement, the Custodian shall pay the Subcustodian a fee computed in accordance with the schedule attached hereto as Exhibit A, as such schedule may be amended from time to time by written agreement between the Custodian and the Subcustodian. The Custodian shall reimburse the Subcustodian for any reasonable out-of-pocket expenses incurred by the Subcustodian in connection with its obligations hereunder.

XI. Upon request, the Custodian shall deliver, or shall request the Fund to deliver, to the Subcustodian, such proxies, powers-of-attorney or other instruments as may be necessary or desirable in connection with the performance by the Subcustodian of its obligations under this Agreement.

XII. So long as and to the extent that it is in the exercise of reasonable care, the Subcustodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement. The Subcustodian shall not be liable for any action taken or omitted in good faith upon any notice, request, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Subcustodian shall be obligated to exercise reasonable care and diligence in carrying out the provisions of this Agreement and shall be without liability for any action taken or thing done by it in good faith


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and without negligence, the standard for which shall be that applicable to a bailee for hire under Massachusetts law. Notwithstanding the foregoing, the Subcustodian shall not be liable for (a) any violation by the Fund of any limitation applicable to its powers to make expenditures, to invest in or pledge securities or to borrow which does not involve action by the Subcustodian, and
(b) any violation by the Fund of any limitation applicable to its powers to make investments, to invest in or pledge securities or to borrow which involves action by the Subcustodian, provided that such action was authorized in accordance with Paragraphs II, III or IV hereof. The Subcustodian shall be entitled to and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

XIII. This Agreement may be terminated at any time by the Custodian or the Subcustodian by giving written notice to the other party at least thirty (30) days prior to the date on which such termination is to become effective. In the event of termination, the Subcustodian will deliver any securities held by it or any agent to the Custodian or to such successor subcustodian as the Custodian shall instruct in a manner to be mutually agreed upon by the parties hereto or, in the absence of such agreement, in a reasonable manner. Further in the event of termination, the Subcustodian shall be entitled to receive prior to the delivery of the securities held by it or any agent all accrued fees and unreimbursed expenses the payment of which is contemplated by


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Paragraph X hereof upon receipt by the Custodian of a final statement setting forth such fees and expenses.

XIV. Except as the parties shall from time to time otherwise agree, all instructions, notices, reports and other communications contemplated by this Agreement shall be dispatched as follows:

     If to the Custodian:       Brown Brothers Harriman & Co.
                                40 Water Street
                                Boston, Massachusetts 02109
                                Attention:  Manager, Securities
                                            Department
                                Telex No.:  940709

     If to the Subcustodian:    The Bank of New York
                                147 Leadenhall Street
                                London EC3V 4PN, England
                                Attention:  Derrick H. Stubbs
                                Telex No.:  884501

XV. This Agreement constitutes the entire understanding and agreement of the parties hereto, and neither this Agreement nor any provisions hereof may be changes, waived, discharged or terminated except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

XVI. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Subcustodian and their successors and assignees provided that neither the Custodian nor the Subcustodian may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party.

XVII. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. The parties hereto agree that notwithstanding any provision or provisions of this Agreement of apparent contrary effect, the Sub-


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custodian shall have no obligations to take any action which is contrary to any one or several provisions of the laws, orders or regulations of England. The Subcustodian shall not be liable for any expense or damage to the Custodian or the Fund that may result from violation of any or several of the foregoing laws, orders and regulations, except as such expense or damage is caused by the wilful misconduct or negligence of the Subcustodian.

XVIII. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BROWN BROTHERS HARRIMAN & CO.
                                             (the "Custodian")

                                   per pro /s/ [illegible]
                                          -------------------------------

                                        THE BANK OF NEW YORK
                                             (the "Subcustodian")

                                        By /s/ [illegible]
                                          -------------------------------


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